Exhibit 21
Subsidiaries of Polaris Inc. as of December 31, 2025

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
A.M. Holding S.A.S.	France
Aixam Immobilier S.A.S.	France
Aixam Lusitana Sociedade de Comercializacao de Automoveis, S.A.	Portugal
Aixam-Mega S.A.S.	France
Aixam Production S.A.S.	France
Aixam Mega Engineering S.A.S.	France
AIXAM Mega GmbH	Austria
Aixam Mega Italia S.R.L.	Italy
Aixam Mega Nederland BV	Netherlands
Aixam-Mega Iberica, S.L.	Spain
AM e-Production S.A.S.	France
BAIC TAP Off-Road Vehicle Technology Company Limited (25%)	China
Carmax S.A.S.	France
Carmetal S.A.S.	France
Compagnie Industrielle du Vercors C.I.V.	France
Crew Seating, Inc. (60%)	Delaware
Eicher Polaris Private Ltd. (50%)	India
FAM S.A.S.	France
Goupil Industrie S.A.	France
Highwater Marine LLC	Delaware
Indian Motorcycle LLC	Delaware
Indian Motorcycle International, LLC	Delaware
Indian Motorcycle Canada Ltd.	Canada
Indian Motorcycle USA, LLC	Delaware
KLIM Europe Sarl	Switzerland
Mega Production S.A.	France
North Pole Star, S. de R.L. de C.V.	Mexico
North 54 Insurance, Inc.	Hawaii
Northstar Precision (Vietnam) Company Limited (80.1%)	Vietnam
Polaris Acceptance (50%)	Illinois
Polaris Acceptance Inc.	Minnesota
Polaris APLA Holdco Pte. Ltd.	Singapore
Polaris Boats LLC	Delaware
Polaris Britain Limited	United Kingdom
Polaris Canada Holdco LP	Canada
Polaris EMEA Support Center EMEA Sp.z.o.o.	Poland
Polaris Events, LLC	Minnesota
Polaris Experience, LLC	Minnesota
Polaris Finance Co LLC	Minnesota
Polaris Finance Co Sarl	Luxembourg
Polaris Finland Oy	Finland
Polaris France Holdco SNC	France
Polaris France S.A.S.	France
Polaris Germany GmbH	Germany
Polaris India Private Ltd.	India
Polaris Industries Holdco LP	Cayman Islands
Polaris Industries Inc.	Delaware
Polaris Industries LLC	Delaware

Polaris Industries Ltd.	Canada
Polaris Japan Inc.	Japan
Polaris Limited, China	China
Polaris Luxembourg I Sarl	Luxembourg
Polaris Luxembourg II Sarl	Luxembourg
Polaris Monticello LLC	Minnesota
Polaris Norway AS	Norway
Polaris of Brazil Import and Trade of Vehicles and Motorcycles LLC	Brazil
Polaris Poland Sp. z o.o.	Poland
Polaris Sales Australia Pty. Ltd.	Australia
Polaris Sales Europe Inc.	Minnesota
Polaris Sales Europe Sarl	Switzerland
Polaris Sales Inc.	Minnesota
Polaris Sales Mexico, S. de R.L. de C.V.	Mexico
Polaris Sales Spain, S.L.	Spain
Polaris Scandinavia AB	Sweden
Polaris Technology Center Burgdorf LLC	Switzerland
Polaris Vietnam Company Limited	Vietnam
Polaris Warranty Group LLC	Minnesota
Pontoon Boat, LLC	Delaware
Premier O.E.M. Inc.	Wisconsin
SCI GEB	France
TAP Off Road Investment Company, Ltd.	Hong Kong
T Outfitters GmbH	Austria
Teton Outfitters, LLC	Idaho
Thunder Germany GmbH	Germany
Thunder UK HoldCo Limited	United Kingdom
Usin'alpes S.A.S.	France
Victory Motorcycles Australia Pty Ltd	Australia
WSI Industries LLC	Minnesota